Number                                                                   Shares
------                                                                   ------

 One                                                                        -0-

This Certificate is Transferable                               CUSIP 746922-40-1
In New York                                                 See reverse side for
                                                             certain definitions

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                     Remarketed Preferred Shares, Series C
                         ("Series C Preferred Shares")

 No Par Value, Liquidation Preference $25,000 Per Share Plus An Amount Equal to
  Accumulated But Unpaid Dividends Thereon (Whether or Not Earned or Declared).

                  SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER
                  AND CLASSES AND SERIES OF BENEFICIAL INTEREST

     This certifies that ---SPECIMEN---. is the owner of Zero (0) shares, fully paid and non-assessable, of Series C Preferred Shares of PUTNAM MUNICIPAL OPPORTUNITIES TRUST (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of April 1, 1993, establishing the Trust, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and the Trust's Amended and Restated Bylaws (the "Bylaws"). The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Paying Agent.

     IN WITNESS WHEREOF, the Trust has caused this certificate to be signed by its duly authorized officers this ______ day of _____________ , 19 ________.
______________ ___________________________ ______

Countersigned and Registered,
  Bankers Trust Company
  Paying Agent


_____________________________  ________________________  _______________________
     Authorized Signature             Treasurer                President

3215503.01

                    Classes of Beneficial Interest: Transfers
                    -----------------------------------------

     The preferences, voting powers, qualifications and special and relative rights of the shares of beneficial interest of each class and series of the Trust are set forth in the Agreement and Declaration of Trust and Bylaws. Transfer of the shares represented by this certificate is subject to restrictions set out in the Bylaws, including without limitation Article 12 thereof. The Trust will furnish a copy of the Agreement and Declaration of Trust and Bylaws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

     The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation  Equivalent                                    Abbreviation              Equivalent
------------  ----------                                    ------------              ----------
JT TEN        As joint tenants, with rights of survivorship TEN IN COM                As tenants in common
              and not as tenants in common                  TEN BY ENT                As tenants by the entireties
ADM           Administrator(s)                              UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors
              Administratrix                                FDN                       Foundation
AGMT          Agreement                                     PL                        Public Law
CUST          Custodian for                                 TR                        (As) trustee(s), for, of
EST           Estate, Of estate of                          UA                        Under Agreement
FBO           For the benefit of                            UW                        Under will of, Of will of,
                                                                                      Under last will & testament

     Additional abbreviations may also be used though not in the above list.

                                   Assignment
                                   ----------

     For value received, the undersigned hereby sells, assigns and transfers to:

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________      _______________________________________________________
                             Please Print or Typewrite Name and Address
                               (including postal Zip Code of Assignee)

                         _______________________________________________________


                         _______________________________________________________


     (________________________) Series C Preferred Shares represented by this certificate, and hereby irrevocably constitutes and appoints _________________ ______________________ attorney to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.

Dated [_________________, 19__]          ------------------------------------

                                        Signature Guaranteed By Signature of
                                        registered owner corresponding exactly
                                        to the name of such owner as written on
                                        the face of this certificate

---------------------------------
Signature must be guaranteed by a
commercial bank or trust company or
member firm of any national stock
exchange

3215503.01